EXHIBIT 10.19
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                           CONVERTIBLE PROMISSORY NOTE

                          $1,010,000 - August 30, 1999

         FOR VALUE RECEIVED, Heartsoft Incorporated, a Delaware corporation (the "Company"), hereby promises to pay to Hi-Tel Group, Inc., a Florida corporation, or its permitted assignee or transferee (hereinafter, the "Holder"), the principal sum of One Million Ten Thousand and No/100 Dollars ($1,010,000.00), or so much of said Principal amount as is advanced from time to time, together with interest thereon at the rate hereinafter specified, payable in accordance with the terms and conditions hereinafter set forth (to which the Holder, by the acceptance hereof, hereby agrees):

         1. Interest. The unpaid principal amount of this Convertible Promissory Note (this"Note") from time to time outstanding shall bear interest from and after the date hereof at the rate of six percent (6%) per annum. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

         2. Advance. It is contemplated that this Note shall be funded in four
(4) equal installments in the amount of $252,500.

         3. Maturity. The entire unpaid principal amount of this Note, together with all unpaid interest accrued hereon, shall be due and payable in full on August 30, 2000. The date on which the principal and accrued interest of this Note shall be due and payable, as determined in accordance with the preceding sentence, is herein referred to as the "Maturity Date."

         4. Manner of Payment. Payment of principal and interest on this Note shall be made in lawful money of the United States of America by, at the Company's option, the Company's check mailed or delivered to Holder at 2400 E. Commercial Boulevard, Suite 205, Ft. Lauderdale, Florida 33308 or such other address as the Holder shall specify in writing to the Company, or by wire transfer to an account at such bank or trust company in the United States of America as the Holder shall designate. All payments under this Note shall be applied first to the payment of accrued interest and thereafter to the outstanding principal balance.

         5. Prepayment. Upon not less than ten (10) days' prior written notice to the Holder, the Company may at any time prepay the principal balance of this Note, in whole or in part, without penalty or premium. Any such prepayment shall be accompanied by payment of the interest accrued on the principal amount so prepaid.

         6. Default and Acceleration. The Company shall be in default immediately and without further notice beyond that specifically set forth below upon the occurrence of any of the following, each of which shall be deemed an "Event of Default":

         (a) The Company shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy,

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insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (b) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceedings shall remain undismissed and unstayed for a period of ninety (90) day, or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect.

         Upon the occurrence of any such Event of Default, the Holder may at its option declare the entire principal amount of this Note and all accrued interest to be immediately due and payable, and such amount shall forthwith become due and payable. The failure of the Holder to exercise such option to accelerate shall not constitute a waiver on the part of the Holder of the right to exercise the same at any other time with respect to the same Event of Default or any other Event of Default. Nothing herein shall require the Holder to accelerate the principal balance, and in the even that the Holder elects not to accelerate upon the occurrence of an Event of Default, interest shall continue to be calculated under this Note at the rate set forth above.

         7. Not Transferable. This Note is personal to the Holder and is not transferable or assignable in whole or in part by the Holder (including any pledge or other transfer of any partial or limited or contingent interest therein, whether or not as security for any obligation), except with the prior written consent of the Company.

         8. Optional Conversion.

         8.1 By Company. At the option of th Company, the outstanding principal balance of this Note shall be convertible at any time, in whole but not in part, into fully paid and nonassessable share of restricted Common Stock of the Company at the conversion price of one share of Common Stock for each $1.01 of principal (the "Conversion Price").

For purposes of this Note, "Common Stock" shall mean the Company's common stock, par value $0.005 per share, or any capital stock of the Company which has the right to participate in the distribution of earnings and profits of the Company without limit, into which such common stock may hereafter be reclassified by appropriate amendment to the Company's Certificate of Incorporation

         8.2 By Holder. In the event that the Company shall fail to pay the principal balance and

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accrued interest on this Note at the Maturity Date or upon acceleration of maturity by the Holder pursuant to Section 5 above, and such failure shall continue for a period of 10 days, the Holder may, at its option, convert the outstanding principal balance of the Holder may, at its option, convert the outstanding principal of this Note, in whole but not in part, into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price.

         8.3 Interest. In the event the principal balance of this Note is converted into shares of Common Stock, whether at the option of the Company or the Holder, no interest shall be due and payable on the principal amount so converted.

         9. Conversion Procedure.

         9.1 Issuance of Conversion Shares. As soon as possible after a conversion has been effected in accordance with Section 7 above, the Company will deliver to the Holder a stock certificate or certificates evidencing the shares of Common Stock issuable by reason of such conversion (the "Conversion Shares") in the name of the Holder. The issuance of stock certificates evidencing the Conversion Shares will be made without charge to the Holder for any cost incurred by the Company in connection with such conversion and the related issuance of the Conversion Shares. Upon conversion of this Note, the Company will take all such actions as are necessary in order to ensure that the Conversion Shares issuable with respect to such conversion will, as applicable, be validly issued, fully paid and nonassessable. No fractional Conversion Shares shall be issued upon conversion of this Note.

         9.2 Payment of Taxes. The Company shall pay all issue taxes and other governmental charges (other than income or other taxes imposed under profits realized by the recipient) that may be imposed in respect of the issue or delivery of any Conversion Shares; provided, however, that the Company shall not be obligated to pay any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Conversion shares in any name other than that in which this Note is registered.

         9.3 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect a conversion of this Promissory Note and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire unpaid principal balance of this Note, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire unpaid principal balance of this Note, the Company shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         10.      General.

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         10.1 Binding Effect. The rights and obligations of the Company and the
Holder shall be binding upon and benefit the successors, heirs, administrators and permitted transferees.

         10.2 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service, or at such other address as party may hereafter specify in writing to the other for purposes of notice hereunder.

         10.3 No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the Common Stock obtainable hereunder upon conversion until, and only to the extent that, this Note shall have been converted.

         10.4 Waiver of Notice. Except as otherwise expressly specified in this Note, the Company and each surety, guarantor, endorser or other party liable for payment on this Note hereby waive diligence, presentment, demand, protest, and notice of any kind whatsoever, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or any indulgences, or by any taking, release, or change in any security for payment of this Note.

         10.5 Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

         10.6 Costs and Fees. If this Note is placed in the hands of any attorney for collection after maturity (whether at the Maturity Date or upon acceleration), or if it is collected through legal or bankruptcy proceedings, the Company agrees to pay all reasonable costs of collection, including but not limited to, court costs and reasonable attorneys' fees.

         10.7 Interest Limitation. All agreement between or among the Company and the Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Holder in excess of the maximum lawful amount, the interest payable to the Holder shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principle hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be

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refunded to the company. All interest paid or agreed to be paid to the Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and/or spread throughout the full period until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law.

         10.8 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to principles of conflict of laws.

         10.9 Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to "Sections" refer to the various Sections of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written.

                                         HEARTSOFT, INC.



                                          /s/ Benjamin P. Shell
                                         -------------------------------
                                         Benjamin P. Shell
                                         Chairman & CEO

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